UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 23, 2008 (July 17, 2008)
Date of Report (Date of earliest event reported)

DELCATH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

600 Fifth Avenue, 23rd Floor
New York, NY 10020

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 489-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 17, 2008, Dr. Seymour Fein resigned as the Chief Medical Officer of Delcath Systems, Inc. (“Delcath” or the “Company”), effective as of that date.

ITEM 8.01	OTHER EVENTS.

On July 17, 2008, Delcath announced the addition of two senior executives, Mark Morrison, M.D., Ph.D., as Chief Medical Officer to oversee the expansion of clinical activity of the Company's first Phase III clinical trial, and Mr. John Talarico as Senior Vice President Regulatory Affairs and Quality Systems.

CHIEF MEDICAL OFFICER -- MARK MORRISON, M.D., PH.D.

Board Certified in Medical Oncology and Internal Medicine, Dr. Morrison brings broad experience in clinical research of both drugs and devices. Dr. Morrison earned his M.D. and Ph.D. from the Mt. Sinai School of Medicine in New York City, where his thesis explored the potential targeted therapy of melanoma. Following his internship and residency at Beth Israel Medical Center and Fellowship in Medical Oncology at Memorial Sloan-Kettering Cancer Center (MSKCC), Dr. Morrison remained as an instructor in the Clinical Immunology Service, Melanoma Group at MSKCC. Dr. Morrison began his career in the pharmaceutical industry with American Cyanamid, where he served as Clinical Team Leader, with a primary focus on the development of therapies with monoclonal antibody conjugates. He subsequently spent twelve years at Pfizer, beginning in New Product Development, where his role encompassed both clinical trial conduct and market analysis, leading to the development of comprehensive product life cycle plans for Pfizer's Oncology pipeline. Dr. Morrison then moved to the Medical Affairs division where he led the post-marketing clinical development of the chemotherapy Camptosar(TM) (irinotecan). Most recently at Pfizer, Dr. Morrison created and headed a team focused specifically on optimizing the clinical development of new drug and device products. Dr. Morrison's career also has included the position of Senior Director, Medical Affairs and Oncology Medical Section Director, overseeing strategic planning and the conduct of Oncology clinical trials to lead to regulatory approvals at i3 Research, a global Clinical Research Organization.

SENIOR VICE PRESIDENT REGULATORY AFFAIRS AND QUALITY SYSTEMS -- MR. JOHN TALARICO

Mr. Talarico recently held a similar title at Excelsior Medical and ProRhythm, Inc., manufacturers of Class II and III combination products involving a drug and device. He has held senior engineering, quality and regulatory roles at a series of medical device companies, during which time he was responsible for PMA, IDE and 510(k) submissions. Besides numerous FDA approvals, Mr. Talarico has also been successful in gaining international device approvals including the European CE Mark. He has managed worldwide clinical trials for numerous products and directed the QA, regulatory and compliance activities through approval and commercialization.

A copy of the press release announcing their appointments is attached as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

No.	Description
99.1	Press release of the Company dated July 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 23, 2008	DELCATH SYSTEMS, INC.

	By:	/s/ Richard L. Taney
Name: Richard L. Taney Title: Chief Executive Officer

EXHIBIT INDEX

No.	Description
99.1	Press release of the Company dated July 17, 2008